As filed with the Securities and Exchange Commission on April 19, 2006
Registration No. 333-107487

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hub International Limited
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	36-4412416 (IRS Employer Identification Number)

Hub International Limited
55 East Jackson Boulevard, Chicago, IL 60604
(877) 402-6601
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Kirk James, Esq.
Vice President, Secretary and Chief Corporate Development Officer
Hub International Limited
55 East Jackson Boulevard, Chicago, IL 60604
(877) 402-6601
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copy to:
Christopher J. Cummings, Esq.
Shearman & Sterling LLP
199 Bay Street, Commerce Court West
Suite 4405, P.O. Box 247
Toronto, Ontario M5L 1E8

Approximate date of commencement of proposed sale to the public: Not applicable
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
     The registrant filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-107487) on July 30, 2003 and Amendment No. 1 thereto on November 5, 2003 (as amended, the “Registration Statement”), registering the offer and sale from time to time (i) by the registrant of up to $100,000,000.09 of debt securities, common shares, preference shares, warrants, share purchase contracts and units (the “Securities”) and (ii) by certain selling securityholders of up to 519,521 common shares. The registrant did not issue any securities pursuant to the Registration Statement.
     The registrant is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement to remove from registration (i) Securities in the amount of $100,000,000.09 remaining unsold by the registrant pursuant to the Registration Statement as of the date of the filing of the Post-Effective Amendment and (ii) 472,008 common shares remaining unsold by selling securityholders pursuant to the Registration Statement as of the date of the filing of the Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on April 19, 2006.

HUB INTERNATIONAL LIMITED
By:	/s/ Martin P. Hughes
	Name:	Martin P. Hughes
	Title:	Chairman & CEO

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Martin P. Hughes Martin P. Hughes	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	April 19, 2006
* Dennis J. Pauls	Vice President and Chief Financial Officer	April 19, 2006
* Richard A. Gulliver	President, Principal Financial and Accounting Officer and Director	April 19, 2006
* Bruce D. Guthart	Chief Operating Officer and Director	April 19, 2006
* Anthony F. Griffiths	Director	April 19, 2006
* Edward W. Lyman Jr.	Director	April 19, 2006
* Bradley P. Martin	Director	April 19, 2006
* Paul Murray	Director	April 19, 2006
* James W. McElvany	Director	April 19, 2006
* Stuart B. Ross	Director	April 19, 2006
* Frank S. Wilkinson	Director	April 19, 2006

* By:	/s/ Martin P. Hughes
Martin P. Hughes
Attorney-in-fact

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this registration statement below on April 19, 2006.

HUB U.S. HOLDINGS, INC.
By:	/s/ Martin P. Hughes
	Name:	Martin P. Hughes
	Title:	Chairman & CEO